Exhibit 99.1

Marsh McLennan 1166 Avenue of the Americas New York, New York, 10036-2774 T +212 345 5000 www.marshmclennan.com

News release

Media contact: Erick Gustafson Marsh McLennan +1 202 263 7788 erick,gustafson@mmc.com	Investor contact: Sarah DeWitt Marsh McLennan +1 212 345 6750 sarah.dewitt@mmc.com

MARSH McLENNAN ANNOUNCES PRICING OF $750 MILLION SENIOR NOTES OFFERING

NEW YORK, December 1, 2021 — Marsh McLennan (NYSE: MMC) (the “Company”) announced today that it has priced $400 million aggregate principal amount of its 2.375% Senior Notes due 2031 (the “2031 Notes”) and $350 million aggregate principal amount of its 2.900% Senior Notes due 2051 (the “2051 Notes” and, together with the 2051 Notes, the “Notes”). The Company intends to use the net proceeds from the Notes offering for general corporate purposes, including the potential repayment or redemption of the $500,000,000 outstanding aggregate principal amount of its 2.750% Senior Notes due January 30, 2022. The closing of the Notes offering is expected to occur on December 8, 2021, subject to the satisfaction of certain customary closing conditions. This press release does not serve as a notice of redemption.

BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are acting as joint book-running managers for the 2031 Notes, and BofA Securities, Inc., Citigroup Global Markets Inc., Barclays Capital Inc. and HSBC Securities (USA) Inc. are acting as joint book-running managers for the 2051 Notes.

An effective shelf registration statement related to the Notes has previously been filed with the Securities and Exchange Commission (the “SEC”). The offering and sale of the Notes are being made by means of a prospectus supplement and an accompanying base prospectus related to the offering. Before you invest, you should read the prospectus supplement and the base prospectus for more complete information about the issuer and this offering.

You may obtain these documents for free by visiting EDGAR or the SEC website at www.sec.gov; alternatively, copies may be obtained from: (i) BofA Securities, Inc., Attn: Prospectus Department, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, NC 28255, telephone: 1-800-294-1322 or by emailing dg.prospectus_requests@bofa.com, (ii) Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 1-800-831-9146 or by emailing prospectus@citi.com, (iii) J.P. Morgan Securities LLC, Attn: Investment Grade Syndicate Desk, 383 Madison Avenue, New York, NY 10179, telephone 1-212-834-4533, (iv) Wells Fargo Securities, LLC, Attention: WFS Customer Service, 608 2nd Avenue South, Suite 1000, Minneapolis, MN 55402, telephone 1-800-645-3751, or by email at wfscustomerservice@wellsfargo.com, (v) Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 1-800-603-5847 or by emailing barclaysprospectus@broadridge.com or (vi) HSBC Securities (USA) Inc. by telephone at 1-866-811-8049.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor does it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Marsh McLennan

Marsh McLennan (NYSE: MMC) is the world’s leading professional services firm in the areas of risk, strategy and people. The Company’s 81,000 colleagues advise clients in 130 countries. With annual revenue over $19 billion, Marsh McLennan helps clients navigate an increasingly dynamic and complex environment through four market-leading businesses. Marsh provides data-driven risk advisory services and insurance solutions to commercial and consumer clients. Guy Carpenter develops advanced risk, reinsurance and capital strategies that help clients grow profitably and pursue emerging opportunities. Mercer delivers advice and technology-driven solutions that help organizations redefine the world of work, reshape retirement and investment outcomes, and unlock health and wellbeing for a changing workforce. Oliver Wyman serves as a critical strategic, economic and brand advisor to private sector and governmental clients.

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